                         NOTICE OF GUARANTEED DELIVERY
                                 for Tender of
                                All Outstanding
                      12 7/8% Senior Secured Notes due 2000
                              CUSIP No. 291714AC7
                  ($50,880,000 Principal Amount Outstanding)
                     For 11% Senior Secured Notes due 2003
                                      of
                           ALL STAR GAS CORPORATION
                       (formerly Empire Gas Corporation)

                       Pursuant to the Offer to Exchange
                            Dated November 2, 2000

       The Exchange Agent for the Offer and the Consent Solicitation is:

                      State Street Bank and Trust Company

                 By Hand, Registered Mail or Overnight Courier:
                      State Street Bank and Trust Company
                           Corporate Trust Department
                             2 Avenue de Lafayette
                                   5th Floor
                                Boston, MA 02111
                           Attention: Meaghan Haight

                             Confirm by Telephone:
                                 (860) 244-1849


     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

     Notes must be received by the Exchange Agent within three NYSE trading days after the date of the execution of this Notice of Guaranteed Delivery.

     Delivery of this Notice of Guaranteed Delivery after 5:00 p.m., Eastern Standard time, on the Expiration Date (as defined below) will NOT effect timely delivery for purposes of eligibility to receive the Offer Consideration.

     As set forth in the Offer to Exchange dated November 2, 2000 (the "Offer to Exchange") of All Star Gas Corporation (formerly, Empire Gas Corporation), a Missouri corporation ("All Star" or the "Company"), and in Instruction 2 of the related Letter of Transmittal (the "Letter of Transmittal" and, together with the Offer to Exchange, the "Offer"), this form must be used to accept All Star's offer to exchange all outstanding 12 7/8% Senior Secured Notes due 2000 (the "Notes") subject to the terms and conditions set forth in the Offer, if: (i) time will not permit the Letter of Transmittal, certificates representing such Notes, and all other required documents to reach the Exchange Agent; or (ii) the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date. This form must be delivered by an Eligible Institution by registered or certified mail or hand delivery to the Exchange Agent as set forth above. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

     This form is not to be used to guarantee signature. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

Ladies and Gentlemen:


     The undersigned hereby tender(s) to All Star, upon the terms and subject to the conditions set forth in the Offer to Exchange and the Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Notes specified below.

     The undersigned understands that tenders of Notes pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. In the event of a termination of the Offer, the Notes tendered pursuant to the Offer will be returned to the tendering Holders promptly (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered). If All Star makes a material change in the terms of the Offer or the information concerning the Offer, All Star will disseminate additional Offer material and extend such Offer, to the extent required by law.

     The undersigned understand(s) that exchange by the Exchange Agent for Notes tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of such Notes (or Book-Entry Confirmation of the transfer of such Notes into the Exchange Agent's account at DTC) and a Letter of Transmittal with respect to such Notes properly completed and duly executed with any required signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message.

     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

 ---------------------------------------------------------------------------------------------------------
|                                       PLEASE SIGN AND COMPLETE                                          |
| Signature(s) of Registered Holder(s)                                                                    |
| or Authorized Signatory: ____________________________   Date: _________________________________________ |
|                                                                                                         |
|                                                                                                         |
| _____________________________________________________   Address: ______________________________________ |
|                                                                                                         |
| Name(s) of Registered Holder(s):_____________________   Area Code and Telephone Number:                 |
|                                                                                                         |
| _____________________________________________________   _______________________________________________ |
|                                                                                                         |
| _____________________________________________________  If Notes will be delivered by book-entry         |
|                                                        transfer to DTC, check the box: 9                |
| Principal Amount of Notes Tendered: _________________                                                   |
|                                                                                                         |
| Certificate No.(s) of Notes (if available):__________  DTC Account No.: _______________________________ |
 ---------------------------------------------------------------------------------------------------------

     This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificate(s) for Notes or, if tendered by a participant in DTC, exactly as such participant's name appears in a security position listing as the owner of Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

 ______________________________________________________________________________
|                                                                              |
| Please print name(s) and address(es)                                         |
| Name(s):_____________________________________________________________________|
|                                                                              |
| Capacity:____________________________________________________________________|
|                                                                              |
| Address(es):_________________________________________________________________|
|                                                                              |
| _____________________________________________________________________________|
|                                                                              |
| _____________________________________________________________________________|
|                                                                              |
| DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT | | TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL. |
|______________________________________________________________________________|


                                   GUARANTEE

                   (Not To Be Used for Signature Guarantee)

     The undersigned, a recognized member of the Medallion Signature Guarantee Program or any other "eligible guarantor institution," as such term is defined in rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby (i) represents that the above named persons are deemed to own the Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Notes complies with Rule 14e-4 and (iii) guarantees that the Notes tendered hereby in proper form for transfer (pursuant to the procedures set forth in the Offer to Exchange under the caption "THE EXCHANGE OFFER -- Guaranteed Delivery Procedures"), together with a properly completed and duly executed Letter of Transmittal with any required signature guarantee and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message, will be received by the Exchange Agent at one of its addresses set forth above within three NYSE trading days after the date of execution hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or Agent's Message and Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


 ______________________________________________________________________________
|                                                                              |
| Name of Firm:_______________________________________________________________ |
|                                                                              |
| Authorized Signature:_______________________________________________________ |
|                                                                              |
| Title:______________________________________________________________________ |
|                                                                              |
| Address:____________________________________________________________________ |
|                                                                              |
| ____________________________________________________________________________ |
|                                   Zip Code                                   |
|                                                                              |
| Area Code and Telephone Number:_____________________________________________ |
|                                                                              |
| Dated:__________________, 2000                                               |
| _____________________________________________________________________________|